UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:

(Date of earliest event reported)

April 15, 2024

Research Solutions, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other Jurisdiction of Incorporation)

1-39256	11-3797644
(Commission File Number)	(IRS Employer Identification No.)

N/A

(Address of Principal Executive Offices and
zip code)

(310) 477-0354

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each Exchange on which registered
Common stock, $0.001 par value	RSSS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01	Entry into a Material Definitive Agreement.

Entry into a Loan Agreement

On April 15, 2024, Research Solutions, Inc. (the “Company”) and Reprints Desk, Inc., a wholly owned subsidiary of the Company (collectively and individually, the “Borrower”) entered into a Loan Agreement (the “PNC Loan Agreement”) with PNC Bank, National Association (“PNC”), as lender.

Pursuant to the PNC Loan Agreement, PNC may make one or more loans (the “Loans”) to the Borrower secured by the collateral, guarantees and other documents as set forth in the loan documents. The Loans shall be evidenced by a promissory note or notes of the Borrower setting forth the interest rate, repayment and other provisions of the respective loan and conditioned upon certain events including, but not limited to, (i) the absence of an event of default, (ii) receipt of certain documents, including loan documents, and (iii) receipt of certain fees, expenses and increased costs. The PNC Loan Agreement also contains customary representations and warranties and affirmative and negative covenants including, among others, limitations on the ability of the Borrower to, among other things, grant liens and encumbrances, incur debt, effect certain mergers or transfer of assets, and make acquisitions. At present, the Loans are not required to fund the Company's operations. The Company intends to draw on Loan proceeds as needed for future strategic initiatives and/or working capital and general corporate purposes.

Entry into Additional Loan Documentation

In connection with and subject to the PNC Loan Agreement, on April 15, 2024 (1) each Borrower entered into a Security Agreement with PNC, which provides that all of the Borrowers’ loans, advances, debts, liabilities obligations and obligations to PNC, or any other direct or indirect subsidiaries of PNC, will be secured by substantially all of such Borrower’s assets as collateral and (2) the Borrowers entered into a Revolving Line of Credit Note (the “PNC Note”) with PNC, which provides for a $500,000 secured revolving line of credit that matures on April 15, 2025 and bears interest annually at the daily SOFR rate plus 2.5%, with accrued interest due and payable monthly. The PNC Note contains customary events of default including, among other things, payment defaults, material misrepresentations, breaches of covenants, revocation of guarantee, certain bankruptcy and insolvency events.

The foregoing description is only a summary and is qualified in its entirety by reference to the aforementioned documents contained in Exhibits 10.1 through 10.4, which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

10.1*	Loan Agreement among Reprints Desk, Inc., Research Solutions, Inc., and PNC Bank, National Association, dated as of April 15, 2024.

10.2*	Revolving Line of Credit Note among Reprints Desk, Inc., Research Solutions, Inc., and PNC Bank, National Association, dated as of April 15, 2024.

10.3*	Security Agreement between Reprints Desk, Inc. and PNC Bank, National Association, dated as of April 15, 2024.

10.4*	Security Agreement between Research Solutions, Inc. and PNC Bank, National Association, dated as of April 15, 2024.

104	Cover Page Interactive Data File (embedded as Inline XBRL document).

* Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH SOLUTIONS, INC.

Date: April 17, 2024	By:	/s/ William Nurthen
William Nurthen
Chief Financial Officer